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                                                                  Exhibit 3(a-1)

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               AEP INDUSTRIES INC.

                         Pursuant to Section 242 of the
                           General Corporation Law of
                              The State of Delaware

It is hereby certified that:

           1. The name of the corporation (hereinafter called the "Corporation") is AEP Industries Inc.

           2. The Corporation hereby amends its Certificate of Incorporation as follows:

                           The first sentence of paragraph FOURTH of the Certificate of Incorporation relating to the total number of authorized shares of the Corporation, is hereby deleted in its entirety and shall ow read as follows:

                                "The total number of shares of Capital Stock
                           which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, $1.00 par value ("Preferred Stock") and 20,000,000 shares of Common Stock, $.01 par value ("Common Stock").

           3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           4. The effective time of the amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.

           IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements herein are true under the penalties of perjury, as of the 11th day of April, 1995.

                                                 AEP INDUSTRIES INC.

                                                 S/A J. Brendan Barba
                                                 ----------------------
                                                 J. Brendan Barba,
                                                 President

Attest:

S/A Lawrence R. Noll
- ---------------------------
Lawrence R. Noll, Secretary

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